UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 19, 2022

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On August 22, 2022, The Chemours Company (the “Company”) issued a press release, announcing that David C. Shelton, who serves as the Company’s Senior Vice President, General Counsel and Corporate Secretary, will retire from Chemours at the end of 2023.  Effective October 1, 2022, Kristine Wellman will become Senior Vice President, General Counsel and Corporate Secretary.  Mr. Shelton will become Senior Counsel to the CEO, focusing exclusively on leading and managing the resolution of the company’s legacy liabilities and related remediation programs, and act as a legal advisor reporting directly to the Company’s CEO, Mark Newman.

The Company has entered into a settlement agreement and release (the “Agreement”) with Mr. Shelton in connection with his change of role effective October 1, 2022 and his separation of employment on December 31, 2023.  As Senior Counsel to the CEO, Mr. Shelton will continue to receive the base salary, short-term and long-term incentive awards, and other forms of compensation he has been receiving in his current role.  In exchange for his continued employment, Mr. Shelton will receive in January 2024, $250,000 in retention pay, $350,000 that represents the target payout under the 2023 short-term incentive plan, and other incidental benefits set forth in the Agreement.

In connection with ongoing non-competition and non-solicitation obligations and subject to entry into a post-separation agreement, a form of which is attached to the Agreement, Mr. Shelton will be entitled to cash payments totaling $400,000 payable in January 2024.   Mr. Shelton will also have ongoing confidentiality obligations under the Agreement.

In addition, pursuant to the Agreement, Mr. Shelton will be compensated approximately $22,000 per month for consulting services from January 1, 2024 through June 30, 2025 with the option for the Company to extend such services for up to an additional twelve months.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit

10.1	Special Employment and Separation Agreement and Release between David C. Shelton and the Company, dated as of August 19, 2022.
99.1	Press Release of the Company, dated as of August 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
Sameer Ralhan
Senior Vice President, Chief Financial Officer
Date:	August 22, 2022